UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 7, 2008
 Date of Report (Date of earliest event reported)

ANIMAL HEALTH INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)
Delaware	1-33273	71-0982698
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

7 Village Circle, Suite 200
Westlake, Texas 76262
 (Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (817) 859-3000

Not Applicable
  (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;  Compensatory Arrangements of Certain Officers.

(d)(1)	On May 7, 2008, the Board of Directors of Animal Health International, Inc. (the “Company”) elected Jerry W. Pinkerton and E. Thomas Corcoran as directors of the Company.

(2)	There are no arrangements or understandings between Messrs. Pinkerton and Corcoran and any other persons pursuant to which such individual was selected as a director.

(3)	Mr. Pinkerton has been appointed to serve on the Company’s Audit Committee of the Board of Directors.

(4)	Mr. Pinkerton has not had any transactions with the Company or its subsidiaries that are required to be disclosed under Item 404(a) of Regulation S-K, nor have any such transactions been proposed.

(5)	Mr. Corcoran has been appointed to serve on the Company’s Compensation Committee of the Board of Directors.

(6)
  In connection with their election, each of Messrs. Pinkerton and Corcoran entered into Indemnification Agreements with the Company in the form previously filed with the Securities and Exchange Commission as Exhibit 10.27 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 (File No. 333-137656) on December 13, 2006.

Item 7.01               Regulation FD Disclosure.

On May 8, 2008, the Company issued a press release regarding the election of Messrs. Pinkerton and Corcoran as directors of the Company.  A copy of the press release is attached hereto as Exhibit 99.1.

 Item 9.01               Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release issued by Animal Health International, Inc., dated May 8, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

ANIMAL HEALTH INTERNATIONAL, INC.

May 8, 2008	By:	/s/ Damian Olthoff
	Name:	Damian Olthoff
	Title:	Secretary

EXHIBIT INDEX
EXHIBIT
NUMBER	DESCRIPTION
99.1	Press Release issued by Animal Health International, Inc., dated May 8, 2008